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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

  We hereby consent to the use of our reports related to the December 31, 1997 financial statements of Van Dyke Seed Company, Inc. herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Jones & Roth, P.C.

Hillsboro, Oregon
August 7, 1998